    As filed with the Securities and Exchange Commission on April 18, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                          The Securities Act of 1933
                                ---------------

                         NOTIFY TECHNOLOGY CORPORATION
            (Exact name of Registrant as specified in its charter)
                                ---------------



        California                                       77-0282248
State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                       Identification Number)

                        1054 S. De Anza Blvd. Suite 105
                          San Jose, California 95129
                   (Address of principal executive offices)
                                ---------------
                                1997 Stock Plan
               Stock Option Agreement dated November 11, 1999
                                ---------------
                                 Paul F. DePond
                       Chairman of the Board, President
                              and Chief Executive
                         NOTIFY TECHNOLOGY CORPORATION
                        1054 S. De Anza Blvd. Suite 105
                          San Jose, California 95129
                                (408) 777-7920
            (Name, address and telephone number of agent for service)
                                ---------------

                                   Copy to:
                          Henry P. Massey, Jr., Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94304
                                ---------------

===========================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                Proposed Maximum        Proposed Maximum       Amount of
                                               Amount to be      Offering Price             Aggregate        Registration
Title of Securities to be Registered           Registered(1)       Per Share              Offering Price         Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value,to be issued         40,000           $7.906(2)               $  316,240           $ 83
Pursuant to a Stock Option Agreement
===========================================================================================================================
Common Stock,  $.001 par value,                   500,000           $4.875(3)               $2,437,500           $644
to be issued under the 1997 Stock Plan
===========================================================================================================================
Total                                             540,000                                   $2,753,740           $727
===========================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares underlying a stock option granted to an employee of the Registrant and the number of additional shares authorized to be issued under the 1997 Stock Plan.

(2) $7.906 represents the exercise price per share of Common Stock.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low reported prices of the Common Stock as reported on the Nasdaq Small Cap Market on April 17, 2000 because the exercise prices for the options to be granted in the future and the prices at which shares will be purchased in the future are not currently determinable

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE.
         -------------------------------------

     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     Item 3(a)

          The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, filed on December 28, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Item 3(b)

          The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1999, filed on February 14, 2000.

     Item 3(c)

          The description of our common stock which is contained in our registration statement on Form 8-A filed on August 22, 1997, pursuant to
     Section 12(g) of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 317 of the California Corporation Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to any person who is or was a director or officer in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Restated Articles of Incorporation (see Exhibit 4.1) provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted under California law. Article VI of the Company's Amended and Restated Bylaws (see Exhibit 4.2) provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted under California law. In addition, the Company has entered into Indemnification Agreements with its officers and directors. Reference is also made to the Underwriting Agreement entered into in connection with the Company's initial public offering, pursuant to which the underwriters of the Company's initial public offering agreed to indemnify officers and directors of the Company against certain liabilities (See Exhibit 1.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, Registration Number 333-23369, filed on May 29, 1997).

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
        ------------------------------------

        Not Applicable.

Item 8. EXHIBITS.
        --------

        Exhibit
        Number         Document
        ---------      ----------------------------------------------------
        4.1            Restated Articles of Incorporation of the Registrant.
                       (incorporated herein by reference to exhibit 3.1 to the Registrant's Registration Statement on Form SB-2,
                       Registration No. 333-23369, filed on March 14, 1997.)

        4.2 Amended and Restated Bylaws of Registrant. (incorporated herein by reference to exhibit 3.2 to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form SB-2, Reg. No. 333-23369, filed on April 18, 2000)

        5.1            Opinion of Counsel as to Legality of Securities Being
                       Registered.

        23.1           Consent of Ernst & Young LLP, Independent Auditors.

        23.2           Consent of Counsel (contained in Exhibit 5.1 hereto).

        24.1           Power of Attorney (See Page II-4).

Item 9. UNDERTAKINGS
        ------------

        A.    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Notify Technology Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 12, 2000.

                    NOTIFY TECHNOLOGY CORPORATION


                    By: /s/ Paul F. DePond
                        -------------------------------------------------
                        Paul F. DePond, President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul F. DePond and Gerald W. Rice, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                TITLE                              DATE
--------------------------------  ---------------------------------------     ----------------------
/s/ Paul F. DePond                President, Chief Executive Officer and      April 12, 2000
--------------------------------
Paul F. DePond                    Chairman (Principal Executive Officer)


/s/ Gerald W. Rice                Chief Financial Officer (Principal          April 11, 2000
--------------------------------
Gerald W. Rice                    Financial and Accounting Officer)


/s/ Gaylan I. Larson              Vice President, Operations and Director     April 12, 2000
--------------------------------
Gaylan I. Larson

                                  Director
--------------------------------
Michael Ballard

/s/ Andrew Plevin                 Director                                    April 13, 2000
--------------------------------
Andrew Plevin
                                  Director
--------------------------------
David Brewer

                               INDEX TO EXHIBITS



Exhibit Number          Document
--------------          ------------------------------------------------------------------------------------
 4.1                    Restated Articles of Incorporation of the Registrant. (incorporated herein by reference to exhibit 3.2 to the Registrant's Registration Statement on Form SB-2,
                        Registration No. 333-23369, filed on March 14, 1997)

 4.2                    Amended and Restated Bylaws of Registrant. (incorporated herein by reference to exhibit 3.2 to Post-Effective Amendment No. 4 to the Registrant's Registration
                        Statement on Form SB-2, Reg. No. 333-23369, filed on April 18, 2000)

 5.1                    Opinion of Counsel as to Legality of Securities Being Registered.

23.1                    Consent of Ernst & Young LLP, Independent Auditors.

23.2                    Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1                    Power of Attorney (See Page II-4).